Exhibit 99.5

VELODYNE LIDAR, INC.

5521 HELLYER AVENUE

SAN JOSE, CA 95138

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on January 25, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on January 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                                                          KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  —  —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Velodyne Board of Directors recommends you vote FOR proposals 1, 2 and 3.
		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated November 4, 2022 (as it may be amended from time to time, the “merger agreement”), by and among Ouster, Inc. (“Ouster”), Oban Merger Sub, Inc., a wholly owned subsidiary of Ouster, Oban Merger Sub II LLC, a wholly owned subsidiary of Ouster, and Velodyne Lidar, Inc. (“Velodyne”) (the “Velodyne merger agreement proposal”);	☐	☐	☐

2.	To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Velodyne’s named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement; and	☐	☐	☐

3.	To approve the adjournment of the Velodyne special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Velodyne special meeting to approve the Velodyne merger agreement proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Velodyne stockholders.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com

      — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — —

VELODYNE LIDAR, INC.

Special Meeting of Stockholders

January 26, 2023 9:00 AM

This proxy is solicited by the Velodyne Board of Directors

The stockholder(s) hereby appoint(s) Theodore Tewksbury III, Mark Weinswig and Daniel Horwood, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Velodyne Lidar, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on Thursday, January 26, 2023, at the offices of Velodyne Lidar, Inc., 5521 Hellyer Avenue, San Jose, CA 95138, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Velodyne Board of Directors’ recommendations.

Continued and to be signed on reverse side